UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2006

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota		55435
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

(a)  Approval of 2006 Annual Incentive Awards. On March 10, 2006, the Compensation Committee (the “Committee”) of the Nash-Finch Company (“Nash Finch”) Board of Directors approved performance measures for purposes of determining potential annual bonus payments to Nash Finch executive officers (other than the interim chief executive officer) pursuant to Nash Finch’s Executive Incentive Plan for fiscal 2006. For fiscal 2006, annual bonuses for these executive officers will be based 60% upon performance by Nash Finch against financial goals, 20% upon performance by Nash Finch against operational goals, and 20% on an individual officer’s performance against personal goals. The financial goals to be utilized involve Nash Finch net earnings and, for executive officers with operating unit supervisory responsibility, operating unit profitability, and the operational goals involve an independent assessment of retail store performance and assessments of fill rate, on-time deliveries and selector accuracy for the food distribution segment. All payments under the 2006 Executive Incentive Plan are subject to limitations provided in the plan. For fiscal 2006, the maximum annual incentive opportunity expressed as a percentage of annual base salary is as follows for Nash Finch named executive officers:

Name and Position	Annual Incentive Percentage for 2006
Bruce A. Cross Executive Vice President, Merchandising	50%
Joe R. Eulberg Senior Vice President, Human Resources	40%
Jeffrey E. Poore Senior Vice President, Military	40%

Amendment of Executive Retention Agreement. On March 10, 2006, the Committee also approved the amendment of an Executive Retention Letter Agreement that the Company had previously entered into with LeAnne M. Stewart, Senior Vice President and Chief Financial Officer. The amendment increases from 12 to 24 months the period during which Ms. Stewart would receive, under the circumstances described in the agreement, cash payments and continuation of welfare benefits following a termination of employment. No other changes are being made in the agreement with Ms. Stewart.

As previously disclosed, the Company originally entered into such agreements with Ms. Stewart and a number of other Company officers in September 2005. Each of those agreements provides that if the officer’s employment were to be terminated by the Company for any reason other than death, disability, retirement or “cause” during a defined “transition period,” or if the officer terminates his or her employment with the Company for “good reason” within that same transition period, then the officer is entitled (i) to receive cash payments (occurring each payroll period) over a 12 or 24 month period in an aggregate amount equal to the officer’s highest monthly compensation during the 36 months prior to the termination multiplied by either 12 or 24, and (ii) to the continuation for comparable 12 or 24 month periods of all welfare benefit plans (including health, life, dental and disability) in which the officer and his or her dependents were entitled to participate prior to the beginning of the transition period. The “transition period” for these purposes began on the date Ron Marshall’s resignation as Chief Executive Officer of the Company became effective, and ends on the date Mr. Marshall’s successor as CEO (other than any interim successor) has served in that capacity for twelve consecutive months.

The form of Executive Retention Letter Agreement utilized by the Company was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2005, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: March 15, 2006	By:	/s/ Allister P. Graham
		Name:	Allister P. Graham
		Title:	Chairman and Interim Chief Executive Officer